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                                    EXHIBIT D

                             OPINION AND CONSENT OF

                             COUNSEL FOR REGISTRANT

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                                 EMANUEL BAETICH
                                 ATTORNEY AT LAW
                           230 PARK AVENUE, SUITE 648
                              NEW YORK, N.Y. 10169

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                                 (212) 818 -9555

February 13, 2006

Board of Directors
Executive Office Suites
Attn: Abalone, Inc.
c/o Harry Abrams
230 Park Avenue, Suite 648
New York, New York 10169

Re: Registration Statement on Form SB-2

Gentlemen:

I have acted as Counsel for Abalone, Inc., a New York corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement (the "Registration Statement") relating to 1,000,000 Shares of the equity ownership of the Company (the "Shares").

The Shares will be issued by the Company and sold through the Company's Officers and Directors. The Company has no underwriters or selling agents presently.

As such Counsel, I have examined the following:

1. The Company's Articles of Incorporation, as amended to date;

2. The Company's By-laws, as amended to date;

3. Certain corporate resolutions, including resolutions of the Company's Board of Directors, pertaining to the proposed issuance by the Company of the Shares and the Additional Shares;

4. The Registration Statement, as of the date hereof in the form proposed to be filed with the Securities and Exchange Commission

Based upon my review of the foregoing documents, I am of the opinion that:

     The Company was duly incorporated under the laws of the State of New York and is now a validly organized and existing corporation under the laws of that State and has the corporate authority to issue the Shares.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" included in the Prospectus contained within the Registration Statement.

Very truly yours,


/s/ Emanuel Baetich, Esq.
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Emanuel Baetich, Esq.